Exhibit 99.1

Ampio Announces Voluntary Delisting and SEC Deregistration

ENGLEWOOD, Colo., March 25, 2024 – Ampio Pharmaceuticals, Inc. (NYSE American: AMPE) (the “Company” or “Ampio”) today announced that its Board of Directors determined to voluntarily delist its common stock from the NYSE American and deregister its common stock in order to terminate and suspend its reporting obligations under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The Company today notified the NYSE American of its intention to voluntarily delist its shares of common stock from the NYSE American. The Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) to effect the delisting and deregistration of its common stock on or about April 4, 2024 and the delisting is expected to become effective on or about April 14, 2024.

Following the delisting of the Company’s common stock from the NYSE American, the Company intends to file a Form 15 with the SEC on or about April 15, 2024 to suspend its reporting obligations under the Act. As a result of the filing of the Form 15, the Company’s obligation to file certain Exchange Act reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will cease. Other SEC filing requirements will terminate upon the effectiveness of the deregistration. The Company expects that the deregistration of its common stock will become effective 90 days after the filing of the Form 15 with the SEC. The documents filed with the SEC will be available on the Company’s website below.

The Board made the decision to pursue delisting and deregistration of its common stock following its review and careful consideration of a number of factors, including, but not limited to, the Company’s current and likely future non-compliance with the continued listing requirements of the NYSE American that would inevitably result in delisting of the Company’s common stock by the NYSE American and the required personnel resources and the high costs relating to Exchange Act and NYSE American disclosure and reporting requirements and related regulatory burdens, which have resulted and would continue to result in significant operating expense.  In light of these factors, the Board has determined that it is in the Company’s best interests that the Company take steps designed to ensure sufficient cash to adequately fund an orderly wind down of the Company’s operations and to maximize the Company’s cash position.

About Ampio Pharmaceuticals, Inc.

Ampio Pharmaceuticals, Inc. (NYSE American: AMPE) had previously focused on the development of a potential treatment for osteoarthritis as part of its OA-201 program. The OA-201 development program is exploring Ampio’s unique and proprietary small molecule formulation as a potential treatment of osteoarthritis of the knee (“OAK”) and other joints. As we announced in February 2024, the pain reduction benefit was not observed in the data from a set of non-clinical studies of OA-201, resulting in the termination of the OA-201 program at that time.

Caution Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in this press release, including statements regarding future expectations, plans and prospects for the Company, including but not limited to statements about the expected timing of the delisting from the NYSE American and deregistration of the Company’s common stock, the Company’s ability to preserve cash in order to adequately fund an orderly wind down of the Company’s operations, and the Company’s actions to maximize the Company’s cash position, are forward-looking statements. Words such as “may”, “will”, “should”, “forecast”, “could”, “expect”, “suggest”, “believe”, “estimate”, “continue”, “anticipate”, “intend”, “ongoing”, “opportunity”, “potential”, “predicts”, “seek”, “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology, typically identify forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties including: (i) the ability to retain key personnel in order to pursue the wind down of the Company’s operations, cash conservation plan, and resolution of the Company’s pending legal proceedings; (ii) our available alternatives are limited and there is no assurance that any alternative will result in any distribution to or cash return to our stockholders; (iii) we plan to initiate steps to exit from certain reporting requirements under the Exchange Act, which will substantially reduce publicly available information about us; (iv) currently pending legal proceedings and any future legal proceedings may adversely affect our cash position and limit our pursuit of strategic options; (v) the settlement in principle of certain legal actions is subject to a number of conditions and risks; (vi) with the Board approval to delist our stock, we expect a negative impact on the price of our stock and the ability to sell our common stock in the public market; and (vii) other important factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent periodic reports filed with the SEC.

We undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of such statements for any reason, except as otherwise required by law.

For more information, contact:

Ampio Pharmaceuticals, Inc.

Michael A. Martino

Chief Executive Officer

mmartino@ampiopharma.com